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                                                                   EXHIBIT 10.34

                                    GUARANTY
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     This GUARANTY is made as of June 11, 1997, by THE NEWS CORPORATION LIMITED, a corporation organized and existing under the laws of South Australia,
Australia (the "Guarantor"), in favor of INTERNATIONAL FAMILY ENTERTAINMENT,
                ---------
INC., a Delaware corporation (the "Company").
                                   -------

     WHEREAS, as of the date hereof, FOX KIDS WORLDWIDE, INC., a Delaware corporation and an affiliate of the Guarantor ("FKWW"), and Fox Kids Merger
                                                ----
Corporation, a Delaware corporation and an affiliate of the Guarantor ("FKW
                                                                        ---
Sub") have agreed, subject to the execution and delivery of this Guaranty, to enter into that certain Agreement and Plan of Merger, dated of even date herewith, with the Company, relating to the merger of FKW Sub with and into the Company, with the Company being the surviving corporation, attached hereto as Exhibit A (the "Guaranteed Agreement");
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     WHEREAS, M.G. "Pat" Robertson, individually and as trustee of each of the
Robertson Charitable Remainder Unitrust, u/t/a dated January 22, 1990 (the "PR
                                                                            --
Charitable Trust"), the Gordon P. Robertson Irrevocable Trust, u/t/a dated
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December 18, 1996, the Elizabeth F. Robinson Irrevocable Trust, u/t/a dated
December 18, 1996, and the Ann R. Lablanc Irrevocable Trust, u/t/a dated December 18, 1996 (the Gordon P. Robertson Irrevocable Trust, the Elizabeth F. Robinson Irrevocable Trust and the Ann R. Lablanc Irrevocable Trust, together, the "Irrevocable Trusts"), Lisa N. Robertson and Timothy B. Robertson ("Tim
     ------------------                                                 ---
Robertson") as joint tenants, and Tim Robertson, individually, as trustee of
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each of the Timothy and Lisa Robertson Children's Trust, u/t/a dated September
18, 1995 (the "TR Family Trust") and the Timothy B. Robertson Charitable Trust,
               ---------------
u/t/a dated December 30, 1996 (the "TR Charitable Trust"), and as custodian to
                                    -------------------
and for each of Abigail H. Robertson, Laura N. Robertson, Elizabeth C. Robertson, Willis H. Robertson and Caroline S. Robertson under the Virginia Uniform Transfers to Minors Act, have agreed to sell to FKWW all of the outstanding shares of Class A Common Stock, par value $0.01 per share, of the Company, in the form of shares of Class B Common Stock, par value $0.01 per share, of the Company (the "Class B Stock") issuable upon conversion thereof,
                            -------------
and shares of Class B Stock owned by them or issuable to them upon exercise of outstanding stock options, pursuant to that certain Stock Purchase Agreement, dated of even date herewith, by and among FKWW, on the one hand, and Pat Robertson, the PR Charitable Trust, the Irrevocable Trusts, Lisa N. Robertson, Tim Robertson, the TR Family Trust, and the TR Charitable Trust, on the other hand (the "Robertson Purchase Agreement");
           ----------------------------

     WHEREAS, The Christian Broadcasting Network, Inc., a Virginia corporation ("CBN"), has agreed to sell to FKWW, all of the Class B Stock owned by it,
  ---
pursuant to the terms of that

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certain Stock Purchase Agreement, dated of even date herewith, by and between
FKWW and CBN (the "CBN Purchase Agreement");
                   ----------------------

     WHEREAS, Regent University, a Virginia corporation ("Regent"), has agreed
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to sell to FKWW all of the Class B Stock owned by it, pursuant to the terms of that certain Stock Purchase Agreement, dated of even date herewith, by and between FKWW and Regent (the "Regent Purchase Agreement");
                              -------------------------

     WHEREAS, Liberty IFE, Inc., a Colorado corporation ("LIFE"), has agreed to
                                                          ----
contribute to FKWW all of the shares of Class C Common Stock, par value $0.01 per share, of the Company, and $23 million principal amount of 6% Convertible Secured Notes due 2004 of the Company, in exchange for shares of Series A Preferred Stock, of FKWW pursuant to that certain Contribution and Exchange Agreement, dated of even date herewith, by and between LIFE and FKWW (the "Contribution Agreement", and, collectively with the Robertson Purchase
-----------------------
Agreement, the CBN Purchase Agreement, the Regent Purchase Agreement, and any other agreements referred to in any of the foregoing to which Guarantor or any affiliate or associate of Guarantor is a party, the "Other Transaction
                                                     -----------------
Agreements");
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     WHEREAS, the Board of Directors of Guarantor has determined that it is the best interest of Guarantor to guarantee the payment and performance of the obligations of FKWW and FKW Sub in the Guaranteed Agreement; and

     WHEREAS, this Guaranty is being furnished by Guarantor to guarantee the payment and performance by FKWW and FKW Sub of FKWW's and FKW Sub's obligations under the Guaranteed Agreement.

     NOW, THEREFORE, in consideration of the foregoing, Guarantor agrees as follows:

     1.   Guaranty.  Guarantor hereby unconditionally and irrevocably guarantees
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to the Company (a) the due and punctual observance, performance and discharge by
FKWW of each item, provision, duty, obligation, covenant and agreement contained in the Guaranteed Agreement, and (b) the due and punctual payment, when and as the same may become due and payable, of any amount which FKWW or FKW Sub may become obligated to pay under or pursuant to the Guaranteed Agreement. The obligations of FKWW and FKW Sub guaranteed in this Section 1 are hereinafter referred to as the "Obligations." Guarantor agrees that if FKWW or FKW Sub
                    -----------
shall fail to pay any Obligation when and as the same shall be due and payable, or shall fail to observe, perform or discharge any Obligation, in accordance with the terms of the Guaranteed Agreement, Guarantor shall forthwith pay, observe, perform or discharge such Obligation, as the case may be, and shall pay any and all damages that may be incurred or suffered by the Company in consequence thereof, and any and all costs and expenses, including attorneys' and arbitrators' fees and expenses, that may be incurred by the Company in collecting

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or enforcing such Obligations or in preserving or enforcing any rights under this Guaranty or under the Guaranteed Agreement or both.

     2.   Absolute Guaranty.  The liability of Guarantor under this Guaranty
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with respect to each and all of the Obligations shall be absolute and unconditional, irrespective of any matter or circumstances, including, without limitation, any waiver of, amendment to, modification of, or consent to departure from, the Guaranteed Agreement, including, without limitation, any waiver or consent involving a change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations.

     3.   Continuing Guaranty.  This Guaranty is a guaranty of payment,
          -------------------
performance and compliance.  This Guaranty is a continuing guaranty and shall
(a) remain in full force and effect until all of the Obligations, including, without limitation, all amounts payable under this Guaranty, have been paid, observed, performed or discharged in full, (b) be binding upon Guarantor and its successors and assigns, (c) inure to the benefit of and be enforceable by the Company and any of its successors, (d) be binding upon and against Guarantor without regard to the insolvency, bankruptcy or reorganization of Guarantor or FKWW or FKW Sub or otherwise and (e) continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by the Company upon the insolvency, bankruptcy or reorganization of FKWW or otherwise, all as though such payment had not been made.

     4.   Waiver by Guarantor.  Guarantor hereby waives promptness, diligence,
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presentment, demand, protest and notice of any kind as to the Obligations and acceptance of or reliance on this Guaranty.

     5.   Miscellaneous
          -------------

          5.1  Governing Law.  This Guaranty shall be governed by construed in
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accordance with laws of the State of Delaware applicable to agreements made and to be completely performed within such State.

          5.2  Reasonable Efforts.  Subject to the terms and conditions of this
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Guaranty, Guarantor agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by the Guaranteed Agreement and each of the Other Transaction Agreements.
Guarantor hereby agrees, while this Guaranty is in effect, not to take, or cause or permit to be taken, any action with the intention and knowledge that such action would reasonably be expected to have the effect of preventing or disabling (i) it from performing its obligations under this Guaranty, or (ii) it or any of its affiliates or associates from performing their respective obligations under the Other Transaction Agreements.

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          5.3  Specific Performance.  Guarantor recognizes and acknowledges that
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a breach by it of any of the provisions of this Guaranty will cause the Company to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore Guarantor hereto agrees that in the event of any such breach the Company shall, without the posting of bond or other security, be entitled to the remedy of specific performance of such provision and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

          5.4  Jurisdiction.  Guarantor irrevocably submits to the non-exclusive
               ------------
jurisdiction of the state and federal courts located in Delaware for the purposes of any suit, action or other proceeding arising out of this Guaranty (and agrees not to commence any action, suit or proceeding relating hereto except in such courts). Guarantor hereby irrevocably designates CT Corporation System as its designee, appointee and agent to receive, for and on behalf of it, service of process in Delaware in any legal action or proceeding with respect to this Guaranty or any document related thereto. It is understood that a copy of such process serviced on such agent will be promptly forwarded by mail to it at its address set forth under its signature below, but the failure to receive such copy shall not affect in any way the service of such process. Guarantor hereto further irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at its said address, such service to become effective upon confirmed delivery. Guarantor irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Guaranty or the transactions contemplated hereby in any state or federal court located in Delaware, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such action, suit or proceeding brought in any such court that such action, suit or proceeding has been brought in an inconvenient forum.

          5.5  Severability.  If any provision or any portion of any provision
               ------------
of this Guaranty shall be held to be void or unenforceable, the remaining provisions of this Guaranty and the remaining portion of any provision held void or unenforceable in part shall continue in full force and effect.

          5.6  Modifications, Amendment, Waivers.  No modifications or amendment
               ---------------------------------
of this Guaranty and no waiver of any of the terms or conditions hereof, shall be valid or binding unless made in writing and signed by a duly authorized officer of Guarantor, or in the case of a waiver, by the Company, subject to
Section 6.8 of the Guaranteed Agreement, as applicable. No delay on the part of the Company in exercising any right, power, privilege hereunder shall operate as a waiver thereof. No waiver by the Company of any breach hereof or of any default hereunder, shall constitute a continuing waiver of such provision or any other provision of this Guaranty.

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     IN WITNESS WHEREOF, the undersigned has executed this Guaranty as of the date first above written.

                                    GUARANTOR:
                                    ---------

                                    THE NEWS CORPORATION LIMITED



                                    By: /s/ Arthur Siskind
                                       ---------------------------------
                                    Name:   Arthur Siskind
                                         -------------------------------
                                    Title:  Senior Executive V.P.
                                          ------------------------------
                                    1211 Avenue of the Americas
                                    New York, NY  10036

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